Artisan Partners Asset Management Inc. Reports 1Q16 Results
Milwaukee, WI - April 25, 2016 - Artisan Partners Asset Management Inc. (NYSE: APAM) (the “Company” or “Artisan Partners”) today reported its results for the three months ended March 31, 2016, including net income and earnings per share.

Eric Colson, Chairman and CEO, said, “Artisan Partners is a high value added investment management firm. Over full market cycles, we believe that our strategies will meet client and investor goals and deliver outcomes that are superior to indexes and peers. A portfolio of $1 million invested in each of our 15 strategies on the strategy’s inception date would have been worth about $57.5 million at March 31, 2016, after fees. Had the same dollars been invested on the same dates in the corresponding passive indexes, the portfolio would have been worth about $38.5 million -- $19 million, or 33%, less than the hypothetical Artisan Partners portfolio. This is just one way of illustrating the high value added outcomes Artisan Partners has generated for clients and investors over time.
“Over our twenty year history as a firm, we have managed and evolved our business in different environments and a constantly changing marketplace. Our experience has taught us to remain patient, disciplined and focused on earning the trust of people: our clients, investors and talent. With that approach, we have developed seven autonomous investment teams and 15 high value added investment strategies. Each team and strategy has diversified and added value to our business and serves as a separate proof point for our long-term approach.
“While the role of traditional active management will continue to evolve, we are confident that sophisticated investors will continue to allocate assets to active managers with track records of delivering alpha with integrity. There will always be demand for managers who deliver more dollars and do so with a disciplined and repeatable process. That is what Artisan Partners is designed to do across all of our strategies, from our longest-tenured products to our newer global strategies to our latest generation High Income and Developing World strategies.”
Business Update
Commenting on the first quarter of 2016, Mr. Colson said, “Our global strategies continue to perform well and generate interest and net client cash flows from clients and investors in the United States and around the world. Each of our Global Value, Global Opportunities, and Global Equity strategies has generated more than 425 basis points of alpha since inception. The Global Value and Global Opportunities U.S. mutual funds have 5-star overall Morningstar ratings, and the Global Equity fund has a 4-star overall rating. In the fourth quarter of 2015 we re-opened the Global Value strategy to investors in our pooled vehicles, resulting in net inflows for the strategy during the first quarter after several quarters of net outflows while the strategy was closed to most new investors. The Global Opportunities strategy had $151 million of net inflows during the first quarter and has, we believe, the opportunity to raise significant new assets during the remainder of the year. While flows have been modest in the Global Equity strategy, we continue to believe that the strategy will grow as the global equities asset class increasingly becomes a part of sophisticated investors’ long-term asset allocations. Our global strategies’ track records, and the talent behind those track records, position us very well in this high value added space.
“Our two newest strategies, High Income and Developing World, continue to perform well and grow their assets. In the first quarter, the High Income strategy raised $334 million in net client cash flows and the Developing World strategy raised $170 million. With both strategies, we are committed to preserving the investment teams’ time so that they can remain focused on their investment processes and portfolios.
“Our firm-wide net outflows of $1.3 billion during the quarter were primarily driven by net outflows from the strategies managed by our U.S. Value team, which experienced a total of $1.2 billion of net outflows during the quarter. As we have discussed before, the relative performance of the team suffered over the last several years as momentum stocks appreciated relative to the less expensive stocks the team’s philosophy favors. Consistent with our high value added philosophy, the team took a different view than the market and, in this case, was punished for doing so. We know that can happen. While the team’s relative performance has improved in 2016, the long-term underperformance is resulting in net outflows, which we expect will continue. As we announced in late February, the U.S. Value team will cease managing assets in the U.S. Small-Cap Value strategy and Artisan Small Cap Value Fund is scheduled to merge with Artisan Mid Cap Value Fund in late May 2016.”

The table below presents AUM and a comparison of certain GAAP and non-GAAP (“adjusted”) financial measures.

	For the Three Months Ended
	March 31,	December 31,	March 31,
	2016	2015	2015
	(unaudited, in millions except per share amounts or as otherwise noted)
Assets Under Management (amounts in billions)
Ending	$97.0	$99.8	$108.7
Average	92.9	101.4	108.4

Consolidated Financial Results (GAAP)
Revenues	$174.5	$192.0	$203.6
Operating income	54.8	65.7	67.8
Operating margin	31.4%	34.2%	33.3%
Net income attributable to Artisan Partners Asset Management Inc.	$16.3	$20.1	$19.5
Basic and diluted earnings per share	0.35	0.47	0.43

Adjusted[1] Financial Results
Adjusted operating income	$62.6	$76.2	$78.2
Adjusted operating margin	35.8%	39.7%	38.4%
Adjusted EBITDA[2]	$63.8	$77.5	$79.2
Adjusted net income	37.6	46.2	47.5
Adjusted earnings per adjusted share	0.51	0.63	0.65

______________________________________
1 Adjusted measures are non-GAAP measures and are explained and reconciled to the comparable GAAP measures in Exhibit 2.
2 EBITDA represents earnings before interest, tax, depreciation and amortization expense.

Assets Under Management Decreased to $97.0 billion
During the March quarter, our AUM decreased to $97.0 billion at March 31, 2016, a decrease of $2.8 billion, or 2.8%, compared to $99.8 billion at December 31, 2015, as a result of $1.5 billion of market depreciation and $1.3 billion in net client cash outflows. Compared to March 31, 2015, AUM decreased $11.7 billion, or 10.8%, due to $6.7 billion of market depreciation and $5.0 billion in net client cash outflows.
Average AUM for the March quarter of 2016 was $92.9 billion, a decrease of 8.4% compared to average AUM for the December quarter of 2015 of $101.4 billion and a 14.3% decrease from the average of $108.4 billion for the March quarter of 2015.
March Quarter of 2016 Compared to December Quarter of 2015
GAAP net income was $16.3 million, or $0.35 per basic and diluted share, in the March quarter of 2016 compared to net income of $20.1 million, or $0.47 per basic and diluted share, in the December quarter of 2015. Adjusted net income was $37.6 million, or $0.51 per adjusted share, in the March quarter of 2016 compared to adjusted net income of $46.2 million, or $0.63 per adjusted share, in the December quarter of 2015.

•	Revenues of $174.5 million in the March quarter of 2016 decreased $17.5 million from $192.0 million in the December quarter of 2015 primarily due to lower average AUM in the March quarter.

•
Operating expenses of $119.7 million in the March quarter of 2016 decreased $6.6 million from $126.3 million in the December quarter of 2015 primarily as a result of lower incentive compensation and third-party distribution expenses in the March quarter, both of which fluctuate with revenue and AUM, and a decrease in pre-offering related equity compensation expense. The decreases were partially offset by a $3.5 million increase in seasonal benefits expense and a $1.2 million increase in post-IPO equity compensation expense related to our January 2016 annual equity grant. Seasonal expenses include employer funded retirement and health care contributions, payroll taxes, and non-employee director compensation.

•	GAAP operating margin was 31.4% for the March quarter of 2016 compared to 34.2% for the December quarter of 2015.

•
Adjusted operating margin was 35.8% for the March quarter of 2016 compared to 39.7% for the December quarter of 2015. The seasonal expenses negatively impacted GAAP and adjusted operating margins by 200 basis points.

March Quarter of 2016 Compared to March Quarter of 2015
GAAP net income was $16.3 million, or $0.35 per basic and diluted share, in the March quarter of 2016 compared to net income of $19.5 million, or $0.43 per basic and diluted share, in the March quarter of 2015. Adjusted net income was $37.6 million, or $0.51 per adjusted share, in the March quarter of 2016 compared to adjusted net income of $47.5 million, or $0.65 per adjusted share, in the March quarter of 2015.

•	Revenues of $174.5 million in the March quarter of 2016 decreased $29.1 million from $203.6 million in the March quarter of 2015 primarily due to lower average AUM.

•
Operating expenses of $119.7 million in the March quarter of 2016 decreased $16.1 million from $135.8 million in the March quarter of 2015 primarily as a result of lower incentive compensation and third-party distribution expenses in the March quarter of 2016, both of which fluctuate with revenue and AUM, a decrease in pre-offering related equity compensation expense, and $6.5 million of initial start-up costs associated with the formation of our Developing World team incurred in the March quarter of 2015. The decreases were partially offset by increased technology expenses and increased post-IPO equity compensation expense.

•	GAAP operating margin was 31.4% for the March quarter of 2016 compared to 33.3% for the March quarter of 2015.

•	Adjusted operating margin was 35.8% for the March quarter of 2016 compared to 38.4% for the March quarter of 2015.

Capital Management
Cash and cash equivalents were $217.9 million at March 31, 2016 compared to $166.2 million at December 31, 2015. The Company paid its quarterly dividend of $0.60 per share of Class A common stock and a special annual dividend of $0.40 per share of Class A common stock during the March quarter of 2016. The Company had total borrowings of $200.0 million at March 31, 2016 and December 31, 2015.
During the March quarter of 2016, limited partners of Artisan Partners Holdings exchanged 764,971 common units for 764,971 Class A common shares. The exchanges increased the Company’s public float of Class A common stock by 764,971 shares. During the March quarter of 2016, the Company granted 1,102,660 restricted share based awards to certain employees pursuant to the Company’s 2013 Omnibus Incentive Compensation Plan.
Total stockholders’ equity was $120.6 million at March 31, 2016 compared to $116.6 million at December 31, 2015. The Company had 41.3 million Class A common shares outstanding at March 31, 2016.
The Company’s debt leverage ratio, calculated in accordance with its loan agreements, was 0.6X at March 31, 2016.
On April 20, 2016, the Company’s Board of Directors declared a quarterly dividend of $0.60 per share payable on May 31, 2016, to Class A shareholders of record as of the close of business on May 17, 2016.

*********

Conference Call
The Company will host a conference call on April 26th, at 11:00 a.m. (Eastern Time) to discuss these results. Hosting the call will be Eric Colson, Chairman and Chief Executive Officer, and C.J. Daley, Chief Financial Officer. The call will be webcast and can be accessed via the investor relations section of artisanpartners.com. Listeners may also access the call by dialing 877.328.5507 or 412.317.5423 for international callers; the conference ID is 10083939. A replay of the call will be available until May 3, 2016 at 9:00 a.m. (Eastern Time), by dialing 877.344.7529 or 412.317.0088 for international callers; the replay conference ID is 10083939. In addition, the webcast will be available on the Company’s website.
Forward-Looking Statements and Other Disclosures
Certain statements in this release, and other written or oral statements made by or on behalf of the Company, are “forward-looking statements” within the meaning of the federal securities laws. Statements regarding future events and our future performance, as well as management’s current expectations, beliefs, plans, estimates or projections relating to the future, are forward-looking statements within the meaning of these laws. These forward-looking statements are only predictions based on current expectations and projections about future events. These forward-looking statements are subject to a number of risks and uncertainties, and there are important factors that could cause actual results, level of activity, performance, actions or achievements to differ materially from the results, level of activity, performance, actions or achievements expressed or implied by the forward-looking statements. These factors include : the loss of key investment professionals or senior management, adverse market or economic conditions, poor performance of our investment strategies, change in the legislative and regulatory environment in which we operate, operational or technical errors or other damage to our reputation and other factors disclosed in the Company’s filings with the Securities and Exchange Commission, including those factors listed under the caption entitled “Risk Factors” in Item 1A of the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2015, filed with the SEC on February 25, 2016. The Company undertakes no obligation to update any forward-looking statements in order to reflect events or circumstances that may arise after the date of this release.

Growth of $1 million calculation is based on monthly returns of each Artisan composite and its broad-based market index for the period since the composite’s inception through March 31, 2016. An investment cannot be made directly in an Artisan composite or a market index and the aggregated results are hypothetical. Composite returns are net of fees, calculated using the highest model investment advisory fees applicable to portfolios within the composite, and the performance and fees of individual portfolios within a composite will vary. Index returns do not reflect the payment of fees and expenses. The returns for any composite may be positive or negative, and past performance does not guarantee future results. Indexes used are: Non-U.S. Growth Strategy / Non-U.S. Value Strategy-MSCI EAFE Index; Global Equity Strategy / Global Opportunities Strategy / Global Value Strategy-MSCI ACWI Index; Global Small-Cap Growth Strategy-MSCI ACWI Small Cap Index; Non-U.S. Small-Cap Growth Strategy-MSCI EAFE Small Cap Index; U.S. Mid-Cap Growth Strategy / U.S. Mid-Cap Value Strategy-Russell Midcap® Index; U.S. Small-Cap Growth Strategy / U.S. Small-Cap Value Strategy-Russell 2000® Index; Value Equity Strategy-Russell 1000® Index; Developing World Strategy / Emerging Markets Strategy-MSCI Emerging Markets Index; High Income Strategy-BofA Merrill Lynch High Yield Master II Index.
The Morningstar ratings refer to the ratings by Morningstar of the share class of the respective series of Artisan Partners Funds Inc. with the earliest inception date and are based on a 5-star scale. Morningstar data © 2016 Morningstar, Inc.; all rights reserved. Morningstar data contained herein (1) is proprietary to Morningstar and/or its content providers, (2) may not be copied or distributed; and (3) is not warranted to be accurate, complete or timely. Neither Morningstar nor its content providers are responsible for any damages or losses arising from any use of this information. For each fund with at least a three-year history, Morningstar calculates a Morningstar Rating™ which is based on a Morningstar Risk-Adjusted Return measure that accounts for variation in a fund’s monthly performance, including the effects of sales charges, loads, and redemption fees, placing more emphasis on downward variations and rewarding consistent performance. The top 10% of funds in each category receive 5 stars, the next 22.5% receive 4 stars, the next 35% receive 3 stars, the next 22.5% receive 2 stars and the bottom 10% receive 1 star. Ratings are based on risk-adjusted returns and are historical and do not represent future results. The Overall Morningstar RatingTM for a fund is derived from a weighted average of the performance figures associated with its three-year, five-year, and ten-year (if applicable) Morningstar Ratings metrics. Artisan Global Value Fund, Artisan Global Opportunities Fund and Artisan Global Equity Fund are rated by Morningstar within the World Stock category. Morningstar ratings are initially given on a fund’s three year track record and change monthly.

None of the information in these materials constitutes either an offer or a solicitation to buy or sell any fund securities, nor is any such information a recommendation for any fund security or investment service.

Any discrepancies included in this release between totals and the sums of the amounts listed are due to rounding.

About Artisan Partners
Artisan Partners is a global investment management firm that provides a broad range of high value-added investment strategies in growing asset classes to sophisticated clients around the world. Since 1994, the firm has been committed to attracting experienced, disciplined investment professionals to manage client assets. Artisan Partners’ autonomous investment teams oversee a diverse range of investment strategies across multiple asset classes. Strategies are offered through various investment vehicles to accommodate a broad range of client mandates.

Source: Artisan Partners Asset Management Inc.

Investor Relations Inquiries
Makela Taphorn
866.632.1770
414.908.2176
ir@artisanpartners.com

Exhibit 1

Artisan Partners Asset Management Inc.
Consolidated Statements of Operations
(unaudited; in millions, except per share amounts or as noted)

	Three Months Ended
	March 31,	December 31,	March 31,
	2016	2015	2015
Revenues
Management fees
Artisan Funds & Artisan Global Funds	$114.7	$127.9	$138.1
Separate accounts	59.6	63.9	65.2
Performance fees	0.2	0.2	0.3
Total revenues	174.5	192.0	203.6

Operating expenses
Compensation and benefits	87.5	88.9	98.4
Pre-offering related compensation - share-based awards	7.8	10.5	10.4
Total compensation and benefits	95.3	99.4	108.8
Distribution and marketing	8.1	9.6	11.7
Occupancy	3.2	3.4	3.0
Communication and technology	7.2	7.5	5.2
General and administrative	5.9	6.4	7.1
Total operating expenses	119.7	126.3	135.8
Operating income	54.8	65.7	67.8
Interest expense	(2.9)	(2.9)	(2.9)
Net gain (loss) on the tax receivable agreements	—	—	(6.4)
Total non-operating income (loss)	(2.9)	(2.9)	(9.3)
Income before income taxes	51.9	62.8	58.5
Provision for income taxes	11.5	13.6	5.1
Net income before noncontrolling interests	40.4	49.2	53.4
Less: Net income attributable to noncontrolling interests - Artisan Partners Holdings LP	24.1	29.1	33.9
Net income attributable to Artisan Partners Asset Management Inc.	$16.3	$20.1	$19.5

Basic and diluted earnings per share - Class A common shares	$0.35	$0.47	$0.43

Average shares outstanding
Class A common shares	37.0	36.7	32.6
Unvested restricted share-based awards	3.4	2.8	3.0
Total average shares outstanding	40.4	39.5	35.6

Exhibit 2

Artisan Partners Asset Management Inc.
Reconciliation of GAAP to Non-GAAP (“Adjusted”) Measures
(unaudited; in millions, except per share amounts or as noted)

	Three Months Ended
	March 31,	December 31,	March 31,
	2016	2015	2015
Net income attributable to Artisan Partners Asset Management Inc. (GAAP)	$16.3	$20.1	$19.5
Add back: Net income attributable to noncontrolling interests - Artisan Partners Holdings LP	24.1	29.1	33.9
Add back: Provision for income taxes	11.5	13.6	5.1
Add back: Pre-offering related compensation - share-based awards	7.8	10.5	10.4
Add back: Net (gain) loss on the tax receivable agreements	—	—	6.4
Less: Adjusted provision for income taxes	22.1	27.1	27.8
Adjusted net income (Non-GAAP)	$37.6	$46.2	$47.5

Average shares outstanding
Class A common shares	37.0	36.7	32.6

Assumed vesting, conversion or exchange of:
Unvested restricted share-based awards	3.4	2.8	3.0
Artisan Partners Holdings LP units outstanding (non-controlling interest)	33.7	34.0	37.6
Adjusted shares	74.1	73.5	73.2

Adjusted net income per adjusted share (Non-GAAP)	$0.51	$0.63	$0.65

Operating income (GAAP)	$54.8	$65.7	$67.8
Add back: Pre-offering related compensation - share-based awards	7.8	10.5	10.4
Adjusted operating income (Non-GAAP)	$62.6	$76.2	$78.2

Adjusted operating margin (Non-GAAP)	35.8%	39.7%	38.4%

Net income attributable to Artisan Partners Asset Management Inc. (GAAP)	$16.3	$20.1	$19.5
Add back: Net income attributable to noncontrolling interests - Artisan Partners Holdings LP	24.1	29.1	33.9
Add back: Pre-offering related compensation - share-based awards	7.8	10.5	10.4
Add back: Net (gain) loss on the tax receivable agreements	—	—	6.4
Add back: Interest expense	2.9	2.9	2.9
Add back: Provision for income taxes	11.5	13.6	5.1
Add back: Depreciation and amortization	1.2	1.3	1.0
Adjusted EBITDA (Non-GAAP)	$63.8	$77.5	$79.2

The Company’s management uses non-GAAP measures (referred to as “adjusted” measures) of net income and operating income to evaluate the profitability and efficiency of the underlying operations of the business and as a factor when considering net income available for distributions and dividends. These adjusted measures remove the impact of (1) pre-offering related compensation and (2) net gain (loss) on the tax receivable agreements. These adjustments also remove the non-operational complexities of the Company’s structure by adding back non-controlling interests and assuming all income of Artisan Partners Holdings is allocated to the Company. Management believes these non-GAAP measures provide more meaningful information to analyze the Company’s profitability and efficiency between periods and over time. The Company has included these non-GAAP measures to provide investors with the same financial metrics used by management to manage the Company.
Non-GAAP measures should be considered in addition to, and not as a substitute for, financial measures prepared in accordance with GAAP. The Company’s non-GAAP measures may differ from similar measures used by other companies, even if similar terms are used to identify such measures. The Company’s non-GAAP measures are as follows:

•
Adjusted net income represents net income excluding the impact of (1) pre-offering related compensation and (2) net gain (loss) on the tax receivable agreements. Adjusted net income also reflects income taxes assuming the vesting of all unvested Class A share-based awards and as if all outstanding limited partnership units of Artisan Partners Holdings had been exchanged for Class A common stock of the Company on a one-for-one basis. Assuming full vesting, exchange and conversion, all income of Artisan Partners Holdings is treated as if it were allocated to the Company, and the adjusted provision for income taxes represents an estimate of income tax expense at an effective rate reflecting assumed federal, state, and local income taxes. The estimated adjusted effective tax rate was 37.0% for the periods presented.

•
Adjusted net income per adjusted share is calculated by dividing adjusted net income by adjusted shares. The number of adjusted shares is derived by assuming the vesting of all unvested Class A share-based awards and the exchange of all outstanding limited partnership units of Artisan Partners Holdings for Class A common stock of the Company on a one-for-one basis.

•	Adjusted operating income represents the operating income of the consolidated company excluding pre-offering related compensation.

•	Adjusted operating margin is calculated by dividing adjusted operating income by total revenues.

•
Adjusted EBITDA represents income before income taxes, interest expense and depreciation and amortization, adjusted to exclude the impact of net income attributable to non-controlling interests, pre-offering related compensation and net gain (loss) on the tax receivable agreements

Pre-offering related compensation includes the amortization of unvested Class B common units of Artisan Partners Holdings that were granted before and were unvested at the Company’s IPO, which closed on March 12, 2013.

Net gain (loss) on tax receivable agreements represents the income or expense associated with the change in valuation of amounts payable under the tax receivable agreements entered into in connection with the Company’s initial public offering and related reorganization.

Exhibit 3

Artisan Partners Asset Management Inc.
Condensed Consolidated Statements of Financial Condition
(unaudited; in millions)

	As of
	March 31,	December 31,
	2016	2015
Assets
Cash and cash equivalents	$217.9	$166.2
Accounts receivable	56.4	60.1
Investment securities	10.3	10.3
Deferred tax assets	687.0	678.5
Other	31.0	30.7
Total assets	$1,002.6	$945.8

Liabilities and equity
Accounts payable, accrued expenses, and other	$81.3	$40.8
Borrowings	199.4	199.3
Amounts payable under tax receivable agreements	601.3	589.1
Total liabilities	882.0	829.2

Total equity	120.6	116.6
Total liabilities and equity	$1,002.6	$945.8

Exhibit 4
Artisan Partners Asset Management Inc.
Assets Under Management
(unaudited; in millions)

	For the Three Months Ended			% Change from
	March 31,	December 31,	March 31,	December 31,	March 31,
	2016	2015	2015	2015	2015

Beginning assets under management	$99,848	$96,968	$107,915	3.0%	(7.5)%
Gross client cash inflows	4,653	4,878	4,423	(4.6)%	5.2%
Gross client cash outflows	(5,992)	(6,892)	(6,651)	13.1%	9.9%
Net client cash flows	(1,339)	(2,014)	(2,228)	33.5%	39.9%
Market appreciation (depreciation)	(1,461)	4,894	3,036	(129.9)%	(148.1)%
Net transfers [1]	(16)	—	—	100.0%	100.0%
Ending assets under management	$97,032	$99,848	$108,723	(2.8)%	(10.8)%
Average assets under management	$92,896	$101,424	$108,410	(8.4)%	(14.3)%

______________________________________
1 Net transfers represent certain amounts that we have identified as having been transferred out of one investment strategy, investment vehicle, or account and into another strategy, vehicle, or account.

Exhibit 5
Artisan Partners Asset Management Inc.
Assets Under Management by Investment Team and Vehicle
(unaudited; in millions)

Three Months Ended	By Investment Team								By Vehicle
	Global Equity	U.S. Value	Growth	Global Value	Emerging Markets	Credit	Developing World	Total	Artisan Funds & Artisan Global Funds	Separate Accounts	Total
March 31, 2016
Beginning assets under management	$32,434	$10,369	$24,929	$30,182	$571	$989	$374	$99,848	$53,526	$46,322	$99,848
Gross client cash inflows	1,228	353	1,229	1,210	1	447	185	4,653	3,667	986	4,653
Gross client cash outflows	(1,887)	(1,515)	(1,254)	(879)	(329)	(113)	(15)	(5,992)	(4,221)	(1,771)	(5,992)
Net client cash flows	(659)	(1,162)	(25)	331	(328)	334	170	(1,339)	(554)	(785)	(1,339)
Market appreciation (depreciation)	(1,353)	569	(1,027)	273	28	20	29	(1,461)	(908)	(553)	(1,461)
Net transfers[1]	—	—	—	(16)	—	—	—	(16)	49	(65)	(16)
Ending assets under management	$30,422	$9,776	$23,877	$30,770	$271	$1,343	$573	$97,032	$52,113	$44,919	$97,032
Average assets under management	$29,877	$9,497	$22,577	$28,919	$499	$1,123	$405	$92,896	$49,900	$42,996	$92,896

December 31, 2015
Beginning assets under management	$30,280	$11,799	$23,737	$29,589	$533	$912	$118	$96,968	$53,371	$43,597	$96,968
Gross client cash inflows	1,864	454	1,200	823	4	274	259	4,878	3,576	1,302	4,878
Gross client cash outflows	(1,966)	(2,007)	(1,289)	(1,434)	(2)	(187)	(7)	(6,892)	(5,977)	(915)	(6,892)
Net client cash flows	(102)	(1,553)	(89)	(611)	2	87	252	(2,014)	(2,401)	387	(2,014)
Market appreciation (depreciation)	2,256	123	1,281	1,204	36	(10)	4	4,894	2,613	2,281	4,894
Net transfers[1]	—	—	—	—	—	—	—	—	(57)	57	—
Ending assets under management	$32,434	$10,369	$24,929	$30,182	$571	$989	$374	$99,848	$53,526	$46,322	$99,848
Average assets under management	$32,329	$11,571	$24,902	$30,816	$584	$972	$250	$101,424	$55,020	$46,404	$101,424

March 31, 2015
Beginning assets under management	$31,452	$18,112	$24,499	$32,481	$806	$565	$—	$107,915	$60,257	$47,658	$107,915
Gross client cash inflows	2,237	445	889	719	3	130	—	4,423	3,708	715	4,423
Gross client cash outflows	(1,307)	(2,586)	(1,291)	(1,243)	(185)	(39)	—	(6,651)	(4,962)	(1,689)	(6,651)
Net client cash flows	930	(2,141)	(402)	(524)	(182)	91	—	(2,228)	(1,254)	(974)	(2,228)
Market appreciation (depreciation)	1,219	272	967	555	5	18	—	3,036	1,799	1,237	3,036
Net transfers[1]	—	—	—	—	—	—	—	—	(153)	153	—
Ending assets under management	$33,601	$16,243	$25,064	$32,512	$629	$674	$—	$108,723	$60,649	$48,074	$108,723
Average assets under management	$32,618	$17,256	$24,734	$32,443	$749	$611	$—	$108,410	$60,277	$48,133	$108,410

______________________________________
1 Net transfers represent certain amounts that we have identified as having been transferred out of one investment strategy or investment vehicle and into another strategy or vehicle.

Exhibit 6

Artisan Partners Asset Management Inc.
Investment Strategy AUM and Gross Composite Performance 1
As of March 31, 2016
(unaudited)

								Average Annual Value-Added[2] Since Inception (bps)
	Inception	Strategy AUM	Average Annual Total Returns (%)
Investment Team and Strategy	Date	(in $MM)	1 YR	3 YR	5 YR	10 YR	Inception
Global Equity Team
Non-U.S. Growth Strategy	1/1/1996	$28,149	(10.04)%	3.98%	6.53%	4.87%	10.26%	605
MSCI EAFE Index			(8.27)%	2.23%	2.29%	1.80%	4.21%
Non-U.S. Small-Cap Growth Strategy	1/1/2002	$1,221	1.09%	5.28%	7.38%	7.12%	13.77%	394
MSCI EAFE Small Cap Index			3.20%	7.28%	5.57%	3.44%	9.83%
Global Equity Strategy	4/1/2010	$929	(7.92)%	6.10%	9.94%	N/A	10.90%	426
MSCI All Country World Index			(4.34)%	5.53%	5.22%	N/A	6.64%
Global Small-Cap Growth Strategy	7/1/2013	$123	(6.71)%	N/A	N/A	N/A	2.48%	(436)
MSCI All Country World Small Cap Index			(4.50)%	N/A	N/A	N/A	6.84%
U.S. Value Team
U.S. Mid-Cap Value Strategy	4/1/1999	$7,452	(5.08)%	5.55%	8.51%	8.38%	13.13%	424
Russell Midcap® Index			(4.04)%	10.44%	10.29%	7.44%	8.89%
Russell Midcap® Value Index			(3.39)%	9.88%	10.50%	7.22%	9.56%
U.S. Small-Cap Value Strategy	6/1/1997	$699	(4.68)%	1.46%	1.74%	4.95%	10.79%	353
Russell 2000® Index			(9.76)%	6.84%	7.19%	5.25%	7.26%
Russell 2000® Value Index			(7.72)%	5.72%	6.66%	4.42%	8.32%
Value Equity Strategy	7/1/2005	$1,625	(2.82)%	6.25%	8.76%	6.62%	7.12%	(45)
Russell 1000® Index			0.50%	11.51%	11.34%	7.05%	7.58%
Russell 1000® Value Index			(1.54)%	9.37%	10.23%	5.71%	6.37%
Growth Team
U.S. Mid-Cap Growth Strategy	4/1/1997	$14,118	(5.93)%	10.12%	10.17%	9.69%	15.00%	506
Russell Midcap® Index			(4.04)%	10.44%	10.29%	7.44%	9.95%
Russell Midcap® Growth Index			(4.75)%	10.98%	9.98%	7.43%	8.51%
U.S. Small-Cap Growth Strategy	4/1/1995	$2,090	(6.96)%	7.31%	9.63%	6.20%	9.50%	90
Russell 2000® Index			(9.76)%	6.84%	7.19%	5.25%	8.60%
Russell 2000® Growth Index			(11.84)%	7.90%	7.69%	6.00%	6.85%
Global Opportunities Strategy	2/1/2007	$7,669	3.28%	10.17%	10.49%	N/A	9.10%	615
MSCI All Country World Index			(4.34)%	5.53%	5.22%	N/A	2.95%
Global Value Team
Non-U.S. Value Strategy	7/1/2002	$16,598	(3.33)%	7.39%	8.63%	7.92%	12.48%	689
MSCI EAFE Index			(8.27)%	2.23%	2.29%	1.80%	5.59%
Global Value Strategy	7/1/2007	$14,172	(0.81)%	8.96%	11.36%	N/A	7.61%	551
MSCI All Country World Index			(4.34)%	5.53%	5.22%	N/A	2.10%
Emerging Markets Team
Emerging Markets Strategy	7/1/2006	$271	(5.80)%	(2.50)%	(4.82)%	N/A	3.43%	(13)
MSCI Emerging Markets Index			(12.03)%	(4.50)%	(4.13)%	N/A	3.56%
Credit Team
High Income Strategy	4/1/2014	$1,343	0.12%	N/A	N/A	N/A	2.99%	400
BofA Merrill Lynch High Yield Master II Index			(3.99)%	N/A	N/A	N/A	(1.01)%
Developing World Team
Developing World Strategy	7/1/2015	$573	N/A	N/A	N/A	N/A	(7.11)%	552
MSCI Emerging Markets Index			N/A	N/A	N/A	N/A	(12.63)%
Total Assets Under Management		$97,032
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1 We measure the results of our “composites”, which represent the aggregate performance of all discretionary client accounts, including mutual funds, invested in the same strategy except those accounts with respect to which we believe client-imposed restrictions may have a material impact on portfolio construction and those accounts managed in a currency other than U.S. dollars (the results of these accounts, which represented approximately 9% of our assets under management at March 31, 2016, are maintained in separate composites, which are not presented in these materials).
2 Value-added is the amount in basis points by which the average annual gross composite return of each of our strategies has outperformed the broad-based market index most commonly used by our clients to compare the performance of the relevant strategy. Value-added for periods less than one year is not annualized. The Artisan High Income Strategy may hold loans and other security types that may not be included in the BofA Merrill Lynch High Yield Master II Index. At times, this causes material differences in relative performance.